UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695 (Address of Principal Executive Offices, including Zip Code)
(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Programs and Systems, Inc. (the “Company”) was held on May 11, 2017. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 - Election of Class III Directors. The stockholders elected each of the director nominees to serve as Class III directors until the Company’s 2020 annual meeting of stockholders. The two nominees were current Class III directors of the Company who were re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Dye	10,928,509	262,556	7,023	1,693,082
A. Robert Outlaw, Jr.	10,596,877	86,964	514,247	1,693,082

Proposal 2 - Approval of the Amendment and Restatement of the Computer Programs and Systems, Inc. 2014 Incentive Plan. The stockholders approved the amendment and restatement of the Computer Programs and Systems, Inc. 2014 Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,983,351	687,801	526,936	1,693,082

Proposal 3 - Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accountants of the Company for the year ending December 31, 2017. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain
12,846,922	28,464	15,784

Proposal 4 - Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2017 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,498,672	172,075	527,341	1,693,082

Proposal 5 - Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, as disclosed in the Company’s 2017 proxy statement. The result of the vote taken at the Annual Meeting was as follows:

Every Three Years	Every Two Years	Every Year	Abstentions	Broker Non-Votes
206,197	13,736	10,944,172	33,443	1,693,082

A majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote, which was also the frequency recommended to the shareholders by the Company’s Board of Directors. In light of the voting results with respect to the frequency proposal, at a meeting held on May 11, 2017, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote each year in connection with its annual meeting of shareholders until the next vote on the frequency of shareholder advisory votes on the compensation of executives or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders. The next advisory vote on the frequency of future “say-on-pay” votes will occur no later than 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 15, 2017	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

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